LOAN AGREEMENT

BY AND BETWEEN

SOUTHPEAK INTERACTIVE, L.L.C.,

SOUTHPEAK INTERACTIVE LIMITED

AND

SUNTRUST BANK

December 16, 2005

LOAN AGREEMENT

THIS AGREEMENT, made, entered into and effective as of December 16, 2005, by and between SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (“SouthPeak”), SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company (“SouthPeak-UK”), jointly and severally (SouthPeak and SouthPeak-UK shall be referred to herein collectively or individually, whether one or more in number, as the “Borrower”), and SUNTRUST BANK (the “Lender”), recites and provides as follows:

WITNESSETH:

WHEREAS, Borrower has applied to Lender for financing more particularly described hereinbelow; and

WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender’s obligations herein contained;

NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

1.	DEFINITIONS, TERMS AND REFERENCES

1.1 Certain Definitions. In addition to such other terms as elsewhere defined herein, as used in this Agreement, in any Exhibits and in any Supplements, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or may become obligated to the Borrower under or on an account as defined in the UCC.

“Advance” shall mean an advance of borrowed funds made by Lender to or on behalf of Borrower under the Revolving Note.

“Affiliate” shall mean, with respect to any Person, any Person Controlling, Controlled by or under common Control with such Person or any director, officer, member, manager or employee of such Person. For purposes hereof, each Guarantor, Manager and Subsidiary shall at all times be considered an “Affiliate” of Borrower.

“Agreement” shall mean this Loan Agreement, as it may be amended or supplemented from time to time.

“Applicable Rate” shall mean the Prime Rate plus one-half percent (½%) per annum.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as it may be amended from time to time.

“Borrower” shall have the meaning given to such term in the preamble to this Agreement.

“Borrowings” shall mean advances of borrowed funds made hereunder to or on behalf of Borrower.

“Business Day” shall mean a day on which Lender is open for the conduct of banking business at its office in the City of Richmond, Virginia.

“Capital Expenditures” shall mean all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

“Capital Lease” shall mean any lease of property that, in accordance with GAAP, should be reflected as a liability on the balance sheet of a Person.

“Cash Collateral Account” means that certain deposit account number ____________________ held by Lender in the name of SouthPeak into which all proceeds of SouthPeak’s Accounts (as defined in the Security Agreements) are deposited in accordance with Section 4.8.1. hereof.

“Closing Date” shall mean the date indicated on the first page.

“Collateral” shall mean the property described in the Security Agreements.

“Consolidated Subsidiaries” shall mean: (i) those Subsidiaries of Borrower (if any) existing from time to time which, for purposes of GAAP, are required to be consolidated with the Borrower for financial reporting purposes; and (ii) those Subsidiaries of Borrower (if any) organized under the laws of any foreign jurisdiction and existing from time to time which, if such Subsidiary were a U.S. entity, would be required to be consolidated with the Borrower for financial reporting purposes under GAAP.

“Control”, “Controlled” or “Controlling” shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting rights or otherwise; provided, however, that, with respect to a business entity, any Person which owns directly or indirectly ten percent (10%) or more of the voting rights of such entity or of the rights to elect the management of such entity shall be deemed to “Control” such business entity for purposes of this Agreement.

“Debt” shall mean all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise, including, without in any way limiting the generality of the foregoing: (i) all obligations, liabilities and indebtedness secured by any Lien on a Person’s property, even though such Person shall not have assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement; (iii) all accrued pension fund and other employee benefit plan obligations and liabilities; (iv) all guaranteed obligations; (v) any liabilities under, or associated with, interest rate protection agreements; and (vi) all deferred taxes.

“Default Condition” shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” shall mean that interest rate that is the lesser of (i) the Applicable Rate plus 4.00% per annum or (ii) the maximum rate allowed by law.

“Eligible Receivables” shall mean such Accounts (as defined in the Security Agreements) of SouthPeak to the extent that they conform and continue to conform to the following criteria to the satisfaction of Lender:

(i) the Account arose from a bona fide outright sale of goods or provision of services by SouthPeak, and such goods or services have been delivered to the appropriate account debtor or its respective designees, SouthPeak has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred and such goods or services have been finally accepted by the account debtor;

(ii) the Account is based upon an enforceable written order or contract for goods delivered or services rendered and the same were shipped, held, or performed in accordance with such order or contract;

(iii) the title of SouthPeak to the Account and, except as to the account debtor and any creditor which finances the account debtor’s purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim or Lien, and SouthPeak otherwise has the full and unqualified right and power to assign and grant a security interest in it to Lender;

(iv) the amount shown on the books of SouthPeak and on any invoice, certificate, schedule or statement delivered to Lender is owing to SouthPeak and no partial payment has been received unless reflected on such invoice, certificate, schedule or statement;

(v) the Account is not subject to any claim of reduction, counterclaim, set-off, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged goods, unsatisfactory services or for any other reason;

(vi) the account debtor has not returned or refused to retain, or otherwise notified SouthPeak of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose;

(vii) the Account is not outstanding more than ninety (90) days from the date of the invoice therefor;

(viii) the Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by SouthPeak to Lender of the Account arising with respect thereto;

(ix) SouthPeak has not received any note, trade acceptance draft or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, SouthPeak immediately notified Lender and, at the latter’s request, endorsed or assigned and delivered the same to Lender;

(x) SouthPeak has not received any written notice of dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the account debtor;

(xi) the account debtor is not an Affiliate, Subsidiary, employee, officer director or shareholder of SouthPeak;

(xii) the account debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of the United States of America, unless consented to in advance by Lender, and has its principal place of business located in either the United States of America or Canada;

(xiii) SouthPeak is not indebted in any manner to the account debtor, with the exception of customary credits, adjustments and/or discounts given to an account debtor by SouthPeak in the ordinary course of its business, and the account is not otherwise subject to risk of set-off;

(xiv) the Accounts of any single account debtor of SouthPeak (together with the Accounts of all Affiliates of such account debtor) shall be eligible only to the extent that they do not exceed thirty-five percent (35%) of the total Accounts of SouthPeak;

(xv) no Accounts of an account debtor shall be eligible if more than thirty-five percent (35%) of such account debtor’s Accounts are outstanding more than ninety (90) days from the date of the invoice therefor;

(xvi) the account debtor is not a supplier of SouthPeak; and

(xvii) the Account is not a contra account.

In the event of any dispute under the foregoing criteria, as to whether an Account is, or has ceased to be, an Eligible Receivable, the decision of Lender in the exercise of its reasonable discretion shall control. Lender may determine, on a daily basis, whether any Account constitutes an Eligible Receivable, and if an Eligible Receivable subsequently becomes ineligible its ineligibility shall be immediate.

“Employee Benefit Plan” shall mean any employee welfare benefit plan as that term is defined in Section 3(1) of ERISA, any employee pension benefit plan, as that term is defined in Section 3(2) of ERISA or any other plan which is subject to the provisions of Title IV of ERISA or which is for the benefit of any employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001(a)(14) of ERISA.

“Environmental Laws” shall mean all federal, state, local and foreign laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

“Event of Default” shall mean any of the events or conditions described in Section 7, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

“Executive Office” shall mean the address of SouthPeak designated as such on Exhibit “A”.

“Financial Contract” shall mean (a) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing; (b) any combination of the foregoing; or (c) a master agreement for any of the foregoing together with all supplements.

“Fiscal Year”, in respect of a Person, shall mean the fiscal year of such Person employed by such Person as of the Closing Date, and designated as such on Exhibit “A” as to Borrower. The term “Fiscal Quarter” shall correspond accordingly thereto.

“GAAP” shall mean generally accepted accounting principles consistently applied for the period or periods in question.

“Guarantees” shall mean the Guaranty Agreements dated of even date herewith executed in connection with the Loan by the Guarantors, together with any amendments, modifications, extensions, renewals or substitutions thereof.

“Guarantors” shall mean, collectively: (i) Terry M. Phillips and Cathy S. Phillips; (ii) Gregory R. Phillips and Susan M. Phillips; (iii) Terry Phillips Sales, Inc., a Virginia corporation; (iv) Phillips Land, L.C., a Virginia limited liability company; and (v) Capitol Distributing, LLC, a Virginia limited liability company.

“Lender” shall mean SunTrust Bank, its subsidiaries, affiliates, successors and assigns.

“Lien” shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

“Loan” shall mean the Revolving Loan.

“Loan Administration Fee” shall have the meaning set forth in Section 2.2.2.

“Loan Documents” shall mean this Agreement, the Revolving Note, the Security Agreements, the Guarantees and the Security Agreements of even date herewith executed by each of the Guarantors, any Financial Contract, and any and all other documents, instruments, certificates, commitment letters, deeds of trust, security agreements, guaranty agreements, landlords’ lien waivers, and any and all other agreements executed and/or delivered by Borrower or any Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require, together with all amendments, modifications, replacements, substitutions and extensions thereof.

“Manager(s)” shall mean the Person(s) designated as such on Exhibit “A” attached hereto.

“Material Adverse Effect” shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents, or the ability of the Borrower to perform its obligations under any of the Loan Documents or (c) the legality, validity or enforceability of any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents.

“Member(s)” shall mean the Person(s) designated as such on Exhibit “A” attached hereto.

“Note” shall mean the Revolving Note.

“Obligations” shall mean any and all Debt of Borrower to Lender, including without limiting the generality of the foregoing, any indebtedness, liability or obligation, now existing or hereafter arising, due or to become due, absolute or contingent, of Borrower to Lender under any Loan Document or under any Financial Contract, and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Revolving Note, or otherwise, and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional Debt of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers’ acceptance, foreign exchange contract, interest rate protection agreement, commitment fee, service charge or otherwise.

“Payment(s)” shall mean any check, note, draft, bill of exchange, acceptance, money order, legal tender or other form of payment or evidence of indebtedness in total or partial payment of the amount due on any Account or other Collateral.

“Permitted Encumbrances” shall mean: (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, only if such Liens do not adversely affect Lender’s rights or the priority of Lender’s security interest in the Collateral; (ii) carriers’, warehousemen’s mechanics, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such Liens are and remain junior to Liens granted in favor of Lender; (iii) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Liens set forth on Exhibit “A” and approved by the Lender in its sole discretion; (vii) statutory Liens against the Collateral in favor of any landlords of Borrower, which liens have been satisfactorily subordinated to the Lender; and (viii) Liens in favor of the Lender.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

“Prime Rate” shall mean that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender extends credit at interest rates above and below the Prime Rate.

“Related Loan Agreements” shall mean: (i) that certain Loan Agreement dated September 13, 2004, by and among Lender and Terry M. Phillips and Cathy S. Phillips; (ii) that certain Loan Agreement dated September 13, 2004, by and among Lender and Gregory R. Phillips and Susan M. Phillips; and (iii) that certain Loan Agreement dated September 13, 2004, by and between Lender and Terry Phillips Sales, Inc.

“Revolving Loan” shall mean that certain extension of credit from Lender to Borrower for general corporate and working capital purposes, in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00), evidenced by the Revolving Note, all as more particularly described in the Loan Documents.

“Revolving Note” shall mean the promissory note, dated of even date herewith, as amended or supplemented from time to time, in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), evidencing the Borrower’s obligation to repay to the Lender the Revolving Loan, together with interest together with any renewals, modifications or extensions thereof, in whole or in part.

“Security Agreements” means (i) the one or more Security Agreements by the Borrower encumbering the assets of the Borrower as therein provided and the proceeds thereof as security for the Obligations; and (ii) any subsequent Security Agreement executed in favor of Lender pursuant to Section 4.17.

“Subordinated Debt” shall mean any Debt of the Borrower, any Guarantor or any Subsidiary to any Person which, by written agreement in form and substance satisfactory to Lender, has been subordinated in right of payment and claim, to the rights and claims of Lender in respect of the Obligations, on terms and conditions satisfactory to Lender.

“Subsidiary” shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly, fifty percent (50%) or more of the capital stock or equity interest having ordinary power for the election of directors, managers or others performing similar functions.

“Termination Date” shall mean, with respect to the Revolving Loan, the earliest to occur of the following dates: (i) that date on which, pursuant to Section 7, Lender terminates the Revolving Loan (or the Revolving Loan is deemed automatically terminated) subsequent to the occurrence of an Event of Default; or (ii) November 30, 2006, or such later date as to which Lender may agree in writing from time to time hereafter.

“UCC” shall mean the Uniform Commercial Code of Virginia, as amended or modified from time to time.

1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

1.4 UCC Terms. The terms “accounts”, “chattel paper”, “deposit account”, “instruments”, “general intangibles”, “inventory”, “equipment” and “fixtures”, as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC unless the context shall require otherwise.

1.5 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Supplements shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit or Supplement attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, or Exhibit or Supplement to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender’s sole discretion, and shall be conclusive absent manifest error.

1.6 Exhibits. All Exhibits attached hereto are by reference made a part hereof.

2. THE FINANCING.

2.1 Revolving Loan. On the Closing Date, subject to fulfillment of all conditions precedent set forth in Section 10 and any other conditions contained in the Loan Documents, Lender agrees to extend the Revolving Loan to Borrower so that, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Default Condition or Event of Default and the borrowing will not cause a Default Condition or Event of Default to exist, Borrower may borrow and repay and reborrow Advances up to a maximum aggregate principal amount outstanding at any one time equal to the original principal amount of the Revolving Note. All proceeds so obtained under the Revolving Loan may be used by Borrower for general corporate and working capital purposes, in such manner as Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of Borrower under the Revolving Loan shall be evidenced by the Revolving Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Revolving Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate.

2.1.1 Advances. After the Closing Date, Advances under the Revolving Loan shall be made on the following terms and conditions:

(a) SouthPeak shall make each request for a Revolving Loan (“Advance Request”) to Lender (or to Lender’s agent) before 11:00 a.m. on the Business Day prior to the date of the requested Advance; provided, however, that SouthPeak shall not be permitted to make more than one (1) Advance Request per week. Advance Requests must be made in writing, specifying the date of the requested Advance and the amount thereof. Each request shall be signed by (i) the manager of SouthPeak or (ii) any person designated as SouthPeak’s agent by the manager of SouthPeak in a writing delivered to Lender or (iii) any person whom Lender reasonably believes to be the manager of SouthPeak or such a designated agent, and shall be accompanied by a current Borrowing Base Certificate (hereinafter defined).

(b) On a daily basis, Lender shall debit the Cash Collateral Account and apply the amount of collected funds in the Cash Collateral Account to the reduction of the aggregate principal amount outstanding under the Revolving Loan. All principal and accrued interest and fees shall be due and payable on the Termination Date and to the extent that the collected funds in the Cash Collateral Account (or the Lockbox in accordance with Section 4.8.1) are insufficient to make such payments, SouthPeak shall be obligated to make such payments.

(c) The Borrower’s obligation to pay the principal of, and interest on, the Revolving Loan shall be evidenced by the records of Lender and by the Revolving Note. The entries made in such records and/or on the schedule annexed to the Revolving Note shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loan in accordance with the terms of this Agreement.

(d) Lender shall send Borrower a monthly statement of Borrower’s loan account showing all debits and credits and which shall also reflect the interest accrued on the Revolving Loan, the Loan Administration Fee for the immediately preceding month and any other fees due hereunder. The interest and fees shall be added by Lender to Borrower’s loan account on the last Business Day of each calendar month and shall be deemed to be first paid from Payments subsequently credited to the Cash Collateral Account. The statement of the loan account shall be deemed correct and accepted by and conclusively binding upon Borrower unless Borrower notifies Lender in writing specifically as to a particular discrepancy within forty-five (45) days from the mailing of such statement.

2.1.2 Limitations on Revolving Loan. Notwithstanding anything contained in this Agreement to the contrary, including, without limitation, the provisions of the foregoing Section 2.1.1, the aggregate outstanding principal balance of Advances under the Revolving Loan (the “Total Outstandings”) at any one time shall not exceed the lesser of (a) the original principal amount of the Revolving Note, or (b) the Borrowing Base (hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Lender the amount of such excess within three (3) business days of receipt by Borrower of written notice of such excess from Lender. For purposes of this Agreement, the term “Borrowing Base” shall mean (i) from the date hereof until and including December 31, 2005, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $2,000,000.00; (ii) from and including January 1, 2006 until and including March 31, 2006, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $1,500,000.00; (iii) from and including April 1, 2006 until and including April 30, 2006, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $750,000.00; and (iv) from and including May 1, 2006 until and including the Termination Date, seventy-five percent (75%) of the net amount of Eligible Receivables.

2.2 Interest and Other Charges.

2.2.1 Interest at Applicable Rate. The Revolving Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Applicable Rate.

(a) Payment of Interest. Accrued interest on each Borrowing at the Applicable Rate shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date.

(b) Calculation of Interest and Fees. Interest on each Borrowing at the Applicable Rate shall be calculated on the basis of a 360-day year and actual days elapsed.

(c) Charging Interest and Fees. Accrued and unpaid interest on any Borrowings (and any outstanding fees described in Section 2.2.2) may, when due and payable, be paid, at Lender’s option (without any obligation to do so), either (i) by Lender’s charging the Revolving Note for an Advance in the amount thereof; or (ii) by Lender’s debiting any deposit account of Borrower for the amount thereof.

(d) Rate on Other Obligations. To the extent that, at any time, there are other Obligations besides Advances which are outstanding and unpaid, such Obligations shall, unless any Note evidencing such Obligations provides otherwise, bear interest at the Applicable Rate.

2.2.2 Loan Fees. In addition to the payment of interest at the Applicable Rate, Borrower shall also be obligated to pay Lender: (i) a fee equal to the monthly average principal balance outstanding under all of the Note for such month, multiplied by 0.125%, due on a monthly basis in arrears and payable with each regularly scheduled monthly interest payment under the Note (the “Loan Administration Fee”), but in no event shall the Loan Administration Fee be less than $1,500.00 per month; and (ii) a one-time loan fee equal to $40,000.00, which sum shall be due, payable and deemed earned on the Closing Date.

2.2.3 Capital Adequacy. If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might affect the amount of capital required or expected to be maintained by Lender or any corporation in control of Lender and Lender determines that the amount of such capital is increased by or based upon Lender’s obligations hereunder, then from time to time, within thirty (30) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital is allocable to Lender’s obligations hereunder, and such payment, as and when received, shall be applied by Lender in reimbursement of Lender’s increased costs in regard to such obligations.

2.2.4 Usury Savings Provisions. Lender and Borrower hereby further agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be the interest expressed in the Revolving Note at the rate set forth in the Revolving Note, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the Borrowings, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

2.3 General Provisions as to Payments.

2.3.1 Method of Payment. Unless paid in accordance with Section 2.2.1(c), all payments of interest, fees and principal pursuant to this Agreement must be received by Lender no later than 2:00 p.m. (Richmond, Virginia time) on the date when due, in Federal or other funds immediately available to Lender in Richmond, Virginia.

2.3.2 Application of Payment. All payments received by Lender hereunder shall be applied, in accordance with the then current billing statement applicable to the Borrowing, first to accrued interest, then to fees, then to principal due and then to late charges. Any remaining funds shall be applied to the further reduction of principal. In the event more than one Borrowing shall be outstanding hereunder, Lender in its sole discretion may determine which Borrowing(s) each payment shall be applied to. Notwithstanding the foregoing, upon the occurrence of a Default Condition or Event of Default, payments shall be applied as determined by Lender in its sole discretion or as expressly provided herein.

2.3.3 Late Charges. If any portion of a payment is at least ten (10) days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due.

3. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance under the Revolving Note) as set forth below:

3.1 Existence and Qualification. SouthPeak is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with its principal place of business, chief executive office and office where it keeps all of its books and records being located at its Executive Office. SouthPeak-UK is a limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. Within thirty (30) calendar days from the date hereof, Borrower shall be duly qualified as a foreign limited liability company in good standing in each other state in which a Collateral location is situated or wherein the conduct of its business or the ownership of its property requires such qualification. Each Borrower has as its company name, as registered with the secretary of state of the state of its organization or similar authority, the words first inscribed hereinabove as its name, and, except as may be described on Exhibit “A”, has not done business under any other name for at least the past seven (7) years.

3.2 Authority; Validity and Binding Effect. Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement and the remainder of the Loan Documents constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms. The Borrower acknowledges that the Lender’s liens and security interests in the Collateral have been duly perfected as required by applicable law. No novation is intended or to be implied. The Collateral shall secure the Revolving Note and the other Obligations.

3.3 Incumbency and Authority of Signing Parties. The undersigned Manager(s) of Borrower hold the office(s) specified hereinbelow and, in such capacity, are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

3.4 No Material Litigation. Except as may be set forth on Exhibit “A”, there are no legal proceedings pending (or, so far as Borrower or its Manager(s) know, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition or operations of Borrower.

3.5 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

3.6 Collateral Locations. Prior to July 1, 2001, no portion of SouthPeak’s Collateral has been located at any location other than 2900 Polo Parkway, Suite 200, Midlothian, Virginia 23113. Thereafter, no portion of SouthPeak’s Collateral has been located at any location other than those identified as “Business Locations” on Exhibit “A” attached hereto.

3.7 Organization. The articles of organization of and operating agreement, or similar charter or organizational documents, of Borrower are in full force and effect under the law of the state or other jurisdiction of its organization and all amendments to said articles of organization, operating agreement and other documents have been duly and properly made under and in accordance with all applicable laws.

3.8 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Revolving Note, Borrower will not be “insolvent”, within the meaning of such term as used in Virginia Code Section 8.1A-201(23) or as defined in Sec. 101(32) of the Bankruptcy Code; or be unable to pay its debts generally as such debts become due; or have an unreasonably small capital.

3.9 Title. Borrower has good and marketable title to all of its properties subject to no material Lien of any kind except as otherwise disclosed in writing to Lender and as to the Collateral, except for the Permitted Encumbrances.

3.10 Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any “margin stock”, as that term is defined in Section 221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

3.11 No Violations. The execution, delivery and performance by Borrower of this Agreement and the Revolving Note have been duly authorized by all necessary action and do not and will not require any consent or approval of the members of Borrower, violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of the charter, operating agreement or similar organizational documents of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

3.12 Financial Statements. The financial statements of Borrower, the Guarantors and Borrower’s Consolidated Subsidiaries (if any) for its most recent Fiscal Year together with the financial statements of Borrower, the Guarantors and Borrower’s Consolidated Subsidiaries (if any) for that portion ended with its most recent Fiscal Quarter of its current Fiscal Year, for which statements have been prepared, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower, the Guarantors and Borrower’s Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower, any Guarantor or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Effect has occurred since the date of the balance sheet contained in financial statements described hereinabove.

3.13 Purchase of Collateral. Except as disclosed on Exhibit “A”, within the twelve (12) months period preceding the Closing Date, neither Borrower nor any Subsidiary has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower’s seller.

3.14 Pollution and Environmental Control. Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

3.15 Possession of Permits. Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties, assets and Collateral, and Borrower is not in violation of any thereof.

3.16 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries except as described on Exhibit “A”.

3.17 Federal Taxpayer Identification Number. SouthPeak’s federal taxpayer identification number is as indicated on Exhibit “A”.

3.18 Employee Benefit Plans. As of the Closing Date, Borrower has no Employee Benefit Plans except as described on Exhibit “A”.

4. AFFIRMATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof, and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will comply (and cause each Subsidiary to comply) with the affirmative covenants set forth below:

4.1 Records Respecting Collateral. All records of SouthPeak with respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Lender.

4.2 Further Assurances. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent, financial report or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.

4.3 Right to Inspect. Lender (or any person or persons designated by it) may, in its sole discretion and at Borrower’s expense, call at any place of business of Borrower at any reasonable time and upon one (1) business day’s notice, and, without hindrance or delay, examine, inspect, audit, check and make extracts from Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower’s business or to any other transactions between the parties hereto.

4.4 Financial Statements.

4.4.1 Monthly Financial Statements. SouthPeak shall, as soon as practicable, and in any event within twenty (20) days after the end of each month, furnish to Lender unaudited, management-prepared financial statements of SouthPeak, including balance sheets, income statements and statements of cash flow, organized on a divisional basis and prepared in accordance with GAAP, together with reconciliations of the preceding month’s Borrowing Base Certificates (hereinafter defined), for the month ended, certified as to truth and accuracy by a duly authorized manager of SouthPeak.

4.4.2 Annual Financial Statements. SouthPeak shall, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, furnish to Lender the annual audited financial statements of SouthPeak, prepared by independent certified public accountants selected by SouthPeak and acceptable to Lender, and prepared in accordance with GAAP, together with balance sheets, income statements, statements of cash flows and other relevant financial statements of SouthPeak for the Fiscal Year then ended, with supporting schedules, on a consolidating and a consolidated basis, if applicable.

4.4.3 Annual Financial Statements and Tax Returns of Guarantors. Guarantors shall, as soon as practicable after the Fiscal Year end of the Borrower, furnish to Lender the annual financial statements of the Guarantors, so that the Lender has, at all times, financial statements of the Guarantors which are no more than thirteen (13) months old, certified as to truth and accuracy by Guarantors. In addition, Guarantors shall deliver to Lender, within thirty (30) days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, certified as to truth and accuracy by Guarantors. In the event an extension is filed, Guarantors shall deliver a copy of the extension within thirty (30) days of filing.

4.5 Weekly Borrowing Certificates. No later than 12:00 p.m. (Richmond, Virginia time) on the second Business Day of each week, (a) a detailed borrowing base report for SouthPeak (each, a “Borrowing Base Certificate”), including totals, customer names and addresses, a reconciliation statement, and the original date of each invoice and demonstrating compliance with the borrowing base restrictions of Eligible Receivables set forth in this Agreement, in substantially the same form as attached hereto as Exhibit “D-1”, (b) an aged analysis by week of all outstanding receivables and payables in substantially the same form as attached hereto as Exhibit “D-2” (the form of which shall satisfy this subsection 4.5(b)), and (c) all other details or supporting documents relating to SouthPeak’s accounts receivable or inventory requested by Lender. In all cases, Borrower shall at a minimum provide to Lender, within twenty (20) days after the end of each calendar month (or at any other time reasonably requested by the Lender), a detailed accounts receivable aging report, setting forth totals, customer names, a reconciliation statement, the original date of each invoice, and such other information as the Lender shall reasonably require, including but not limited to customer addresses, all in form and substance satisfactory to the Lender.

4.6 Payment of Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (i) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower, (ii) Borrower maintains reasonable reserves on its books therefor, and (iii) the non-payment of such taxes does not result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

4.7 Maintenance of Insurance. In addition to and cumulative with any other requirements imposed on Borrower under the Loan Documents with respect to insurance, SouthPeak shall maintain insurance with responsible insurance companies on such of its properties, in such amounts reasonably and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include business interruption, freight, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts reasonably satisfactory to Lender, which such insurance shall not be cancelable by SouthPeak, unless with the prior written consent of Lender, or by SouthPeak’s insurer, unless with at least thirty (30) days (or such lesser or greater number of days as Lender may agree or accept) advance written notice to Lender thereof. SouthPeak shall file with Lender upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rate of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, a copy of each such insurance policy, and within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

4.8 Payments on Accounts.

4.8.1 Cash Collateral Account; Lockbox. SouthPeak shall open and maintain at its expense a cash collateral account with Lender (the “Cash Collateral Account”), over which Lender alone shall have the power of withdrawal, and shall deposit all Payments to such account promptly upon receipt thereof. SouthPeak shall also execute and deliver to the Lender a Lockbox Agreement in form satisfactory to Lender and direct all Payments to the lockbox (“Lockbox”) established under the Lockbox Agreement and which shall be under the sole dominion and control of Lender. Thereafter, SouthPeak shall direct all account debtors to make all Payments on Accounts and other Collateral directly to the Lockbox. SouthPeak shall pay all fees and charges in connection with such lockbox arrangement (if any) as such fees and charges may change from time to time. All Payment items received by SouthPeak on Accounts and sale of inventory and other Collateral shall be held by SouthPeak in trust for Lender and not commingled with SouthPeak’s funds and shall be delivered promptly by SouthPeak to Lender. All such items shall be the exclusive property of Lender upon the earlier of the receipt thereof by Lender or by SouthPeak. SouthPeak hereby grants to Lender a security interest in and lien upon all items and balances held in the Lockbox and any deposit account (including the Cash Collateral Account) as collateral for the Obligations.

4.8.2 Attorney in Fact. SouthPeak hereby irrevocably appoints Lender (and any duly authorized Person designated by Lender) as SouthPeak’s attorney-in-fact to endorse SouthPeak’s name on any checks, drafts, money orders or other media of payment which come into Lender’s possession or control; this power being coupled with an interest is irrevocable so long as any of the Indebtedness remain outstanding. Such endorsement by Lender under power of attorney shall, for all purposes, be deemed to have been made by SouthPeak (prior to any subsequent endorsement by Lender) in negotiation of the item.

4.8.3 Interest Calculation. For the purpose of calculating interest due under this Agreement, only Payments that have become, and are indicated as, collected funds in the Cash Collateral Account shall be applied to the Loan by Lender. Payments which are credited to SouthPeak’s loan account from the Cash Collateral Account or the Lockbox after 2:00 P. M. on any Business Day shall be credited to SouthPeak’s loan account on the next Business Day. No Payments received by Lender shall constitute payment to Lender until such Payment is actually collected by Lender and credited to SouthPeak’s loan account; provided, however, Lender shall have the right to charge back of SouthPeak any Payment which is returned for inability to collect, plus accrued interest during the period of Lender’s provisional credit for such item prior to receiving notice of dishonor.

4.8.4 Notification to Account Debtors. Upon an Event of Default, Lender shall have the right at any time to notify Account Debtors of its security interest in the Accounts and to require Payments to be made directly to Lender or to the Lockbox. To facilitate direct collection and upon an Event of Default, SouthPeak hereby appoints Lender and any officer or employee of Lender, as Lender may from time to time designate, as attorney-in-fact for SouthPeak to (a) receive, open and dispose of all mail addressed to SouthPeak and take therefrom any Payments or proceeds of Accounts; (b) take over SouthPeak’s post office boxes or make other arrangements, in which SouthPeak shall cooperate, to receive SouthPeak’s mail, including notifying the post office authorities to change the address for delivery of mail addressed to SouthPeak to such address as Lender shall designate; (c) endorse the name of SouthPeak in favor of Lender upon any and all Payments that may come into Lender’s possession; (d) sign and endorse the name of SouthPeak on any invoice or bill of lading relating to any Account, on verifications of Accounts sent to any Debtor, to drafts against Account Debtors, to assignments of Accounts and to notices to Account Debtors; and (e) do all acts and things necessary to carry out this Agreement, including signing the name of SouthPeak on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the UCC. SouthPeak hereby ratifies and approves all acts of such attorney-in-fact and neither Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law unless occasioned by Lender’s or such attorney-in-fact’s gross negligence. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

4.8.5 Collections Liability. Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Account or any instrument received in payment thereof or for any damage resulting therefrom unless occasioned by Lender’s fraud, gross negligence or willful misconduct. Lender may, after the occurrence of an Event of Default, without notice to or consent from SouthPeak, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon. Lender is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent of SouthPeak, or without discharging or any way affecting the Obligations. Lender shall not be liable for or prejudiced by any loss, depreciation or other damage to the Accounts and other Collateral unless caused by Lender’s fraud, gross negligence or willful misconduct.

4.9 Certificate of Compliance and No Default. SouthPeak shall, on a quarterly basis not later than thirty (30) days after the close of each Fiscal Quarter, certify to Lender, in a statement executed by the Manager(s) of SouthPeak, in the form of Exhibit “B” attached hereto, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists or has occurred, specifying the nature and period of existence thereof.

4.10 Change of Principal Place of Business. Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects to move its Executive Office, or if Borrower elects to change its name, identity, structure, type or status, Borrower will notify Lender in writing at least thirty (30) days prior thereto.

4.11 Waivers. With respect to each of the Collateral locations, SouthPeak will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

4.12 Preservation of Existence. Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

4.13 Compliance With Laws. Borrower and each of its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could materially adversely affect their respective financial condition or the ownership, maintenance or operation of any material portion of any of their respective properties. Without limiting the foregoing, Borrower and its Subsidiaries shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, local and foreign laws and regulations.

4.14 Subordinations. Borrower shall provide Lender with a subordination agreement, in form satisfactory to Lender, executed by any Person who is an owner or agent of Borrower to whom Borrower is or hereafter becomes indebted for money borrowed, subordinating in right of payment and claim all of such indebtedness and any future advances thereon to the claims of Lender on the Revolving Note and the other Obligations so long as any amount remains unpaid on the Revolving Note or any of the Obligations. Such subordination agreement shall provide, among other things, that no principal or interest on any such indebtedness shall be repaid unless and until there is no outstanding balance due and payable on the Revolving Note or on any other Obligations of Borrower to Lender.

4.15 Certain Required Notices. Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant in which the amount or amounts in controversy exceed $100,000; or (ii) the existence and nature of any Default Condition or Event of Default.

4.16 Primary Deposit Relationship. SouthPeak shall at all times maintain its primary deposit relationship and treasury management services with the Lender.

4.17 Subsequently Created Subsidiaries. In the event Borrower creates a new Subsidiary (with Lender’s consent as required by Section 5.10), Borrower shall execute a pledge agreement pledging the equity interests of the Subsidiary to Lender and shall cause the Subsidiary to execute a Guaranty Agreement and Security Agreement.

4.18 Management. Borrower’s executive management shall be reasonably satisfactory to Lender. Lender shall be consulted in advance of any changes in the executive management of Borrower.

5. NEGATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will not do (and will not permit any Subsidiary to do), without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion, any of the things or acts set forth below:

5.1 Encumbrances. Create, assume, or suffer to exist any Lien on its property, except for Permitted Encumbrances. Without limiting the generality of the foregoing, Borrower agrees that the assets of SouthPeak-UK shall not be pledged to any party other than Lender.

5.2 Debt. Incur, assume, or suffer to exist any Debt, except for: (i) Debt to Lender or any Affiliate of Lender; (ii) Subordinated Debt; (iii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iv) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (v) deferred taxes; and (vi) debt which serves as the underlying basis for the Permitted Encumbrances.

5.3 Contingent Liabilities. Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person.

5.4 Dividends; Distributions. Declare or pay any dividends on, or make any distribution with respect to, its equity interests except to the extent necessary to pay income tax on the income of the members of the Borrower directly attributable to the Borrower’s or such member’s income received from Borrower.

5.5 Redemption. Purchase, redeem, or otherwise acquire for value any of its equity interests.

5.6 Mergers. Dissolve, liquidate, merge, lease, transfer or otherwise terminate its limited liability company or limited company status or enter into any merger, reorganization or consolidation or dispose of any material portion of its assets or make any substantial change in the basic type of business conducted by Borrower and its Subsidiaries, as of the Closing Date.

5.7 Business Locations. Transfer its principal place of business or chief executive office, or open new locations or warehouses, or transfer existing locations or warehouses or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on Exhibit “A”, except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender’s Lien.

5.8 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

5.9 Capital Expenditures. Make Capital Expenditures, including payments due under Capital Leases, in any Fiscal Year in excess of $100,000.00 without prior written consent of Lender.

5.10 Subsidiaries. Create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary without the prior written consent of the Lender and the pledge of equity interests of the new Subsidiary and execution of a Guaranty Agreement and Security Agreement by the new Subsidiary.

5.11 Fiscal Year. Change its Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of Borrower.

5.12 Disposition of Assets. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except: (i) sales of inventory Collateral in the ordinary course of Borrower’s business; or (ii) dispositions otherwise expressly authorized by this Agreement.

5.13 Federal Taxpayer Identification Number. Change its federal taxpayer identification number without prior written notice to Lender.

5.14 Employee Benefit Plans. Permit an Employee Benefit Plan to become underfunded or create any Employee Benefit Plan without prior written notice to Lender and upon such notification, this Agreement shall be amended as determined necessary by Lender in its discretion as a result of the creation of such Plan.

5.15 Acquisitions. Borrower shall not make acquisitions other than in the ordinary course of business except with the prior written consent of Lender and so long as Borrower is in compliance with the terms of this Agreement.

6. INTENTIONALLY OMITTED.

7. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

7.1 Obligations. Borrower shall fail to make any payments on any of its Obligations when due.

7.2 Misrepresentations. Borrower or any Subsidiary shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

7.3 Reporting Covenants; Cure Period. Borrower shall: (a) default in the observance or performance of any covenant or agreement contained in Section 4.5, unless such default is cured to Lender’s satisfaction within two (2) days after receipt of notice of such default from Lender; or (b) default in the observance or performance of any covenant or agreement contained in Sections 4.4.1, 4.4.2, 4.4.3 or 4.9 unless such default is cured to Lender’s satisfaction within fifteen (15) days after receipt of notice of such default from Lender.

7.4 Other Covenants; Cure Period. Borrower or any Subsidiary or Guarantor shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Section 7) unless: (i) with respect to this Agreement, such default is cured to Lender’s satisfaction within thirty (30) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower; and (ii) with respect to any other Loan Document, such default is cured within any applicable grace, cure or notice and cure period contained therein, if any.

7.5 Other Debts. Borrower shall default in connection with any agreement for Debt with any creditor other than Lender which entitles said creditor to accelerate the maturity thereof.

7.6 Voluntary Bankruptcy. Borrower or any Subsidiary shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower or any Subsidiary shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower or any Subsidiary shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower or any Subsidiary for all or a substantial part of its property; Borrower or any Subsidiary shall make an assignment for the benefit of creditors; or Borrower or any Subsidiary shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower or any Subsidiary shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

7.7 Involuntary Bankruptcy. There shall have been filed against Borrower or any Subsidiary an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, and such petition is not dismissed within sixty (60) days; Borrower or any Subsidiary shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or any Subsidiary or for all or a substantial part of its property; or Borrower or any Subsidiary shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower or any Subsidiary and is not vacated or stayed within sixty (60) days of such attachment, execution, or similar process.

7.8 Damage, Loss, Theft or Destruction of Collateral. There shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral.

7.9 Default in Agreement with Third Party. If there is a default, after the expiration of any applicable grace or cure period, in any loan agreement, mortgage, indenture or other material agreement to which Borrower is a party with third parties, and Lender determines that such default shall have a Material Adverse Effect on Borrower’s business or the prospects for repayment of the Obligations.

7.10 Judgments. A final judgment or order for the payment of money is rendered against Borrower or any Subsidiary in the amount of $25,000 or more (exclusive of amounts covered by insurance) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days.

7.11 Bankruptcy of Affiliate. Any motion, complaint or other pleading is filed in any bankruptcy case of any Affiliate of the Borrower and such motion, complaint or pleading seeks the consolidation of Borrower’s assets and liabilities with the assets and liabilities of such Person.

7.12 Material Adverse Effect. There shall be any event, act, condition or occurrence having a Material Adverse Effect.

7.13 Change of Control, Etc. Any of the following shall occur: (i) any Person or group of Persons shall have become, after the date hereof, the beneficial owner of equity interests of the Borrower representing ten percent (10%) or more of the combined voting power of the then-outstanding equity interests of Borrower; or (ii) the Manager(s) of the Borrower shall cease to consist of a majority of the individuals who constituted the Manager(s) immediately following the consummation of the Closing.

7.14 Deemed Insecure. Lender, at any time and in good faith, shall deem itself insecure (and for the purposes of this Agreement, Lender shall be entitled to deem itself insecure when any Guarantor terminates a Guarantee, or when some event occurs, fails to occur or is threatened or some objective condition exists or is threatened which significantly impairs the prospects that any of the Obligations will be paid when due, which significantly impairs the value of the Collateral to Lender or which significantly affects the financial or business condition of Borrower).

7.15 Change in Management, Etc. Either of Terry M. Phillips or Gregory R. Phillips shall become incapacitated, cease to be managers or officers of Borrower or otherwise cease to be actively involved in the day to day executive management of Borrower, or Borrower shall fail to maintain executive management having sufficient skill and experience in Borrower’s industry to manage Borrower competently and efficiently.

7.16 Related Loans. There shall be any Event of Default under any of the Related Loan Agreements.

8. REMEDIES. Upon the occurrence of any Default Condition or Event of Default, Lender’s obligation to extend financing under the Loans shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence or existence of any Event of Default, or any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

8.1 Acceleration of the Obligations. Lender, at its option, may declare all of the Obligations (including but not limited to that portion thereof evidenced by the Revolving Note) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. If any note of Borrower to Lender constituting Obligations, including, without limitation, the Revolving Note, shall be a demand instrument, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event, as Lender in its discretion may deem appropriate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

8.2 Interest Rate. If Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Revolving Note then outstanding for so long thereafter as Lender further shall elect to an amount not to exceed the Default Rate.

8.3 Remedies of a Secured Party. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys’ fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

8.4 Repossession of the Collateral. Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and Borrower hereby waives all rights which Borrower has or may have to notice and to a judicial hearing prior to seizure of any Collateral by Lender.

8.5 Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender’s rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any applicable foreclosure laws, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

8.6 Set Off; Debiting Accounts. Upon the occurrence of an Event of Default, Lender may set off against the Obligations any funds owed by Lender to Borrower. In addition, upon the occurrence of an Event of Default, Lender may satisfy all or any part of the Obligations, at Lender’s option (without any obligation to do so), by Lender’s debiting any deposit account or investment account of Borrower for the amount thereof.

9. MISCELLANEOUS.

9.1 Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

9.2 Governing Law. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO ANY STATE’S CONFLICTS OF LAWS RULES.

9.3 Survival. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Revolving Note, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

9.4 No Assignment by Borrower. No assignment hereof or of any Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its rights, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

9.6 Reimbursement. Borrower shall pay to Lender on demand all out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys’ fees and paralegals’ fees and disbursements of outside counsel; (b) costs and expenses (including reasonable outside attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and Borrower’s operations by Lender or its designees; (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be paid as provided in Section 2.2.1(c). Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender’s secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys’ fees actually incurred), all to the extent allowed by the Bankruptcy Code.

9.7 Successors and Assigns. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

9.8 Severability. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.9 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed to the Borrower at its Executive Office and to the Lender at SunTrust Bank, Mail Code HDQ 2102, 919 East Main Street, Richmond, Virginia 23219, Attn: Mr. Max C. Morehead, Jr., Senior Vice President (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

9.10 Entire Agreement; Amendments. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

9.11 Time of Essence. Time is of the essence in this Agreement and the other Loan Documents.

9.12 Interpretation. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

9.13 Lender Not a Joint Venturer. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

9.14 Jurisdiction. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF THE CITY OF RICHMOND, VIRGINIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, RICHMOND DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

9.15 Acceptance. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its principal office in the Commonwealth of Virginia and accepted in writing by Lender at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

9.16 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Revolving Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Virginia, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Revolving Note.

9.17 Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Revolving Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

9.18 Recitals. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

9.19 Attorney-in-Fact. Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower’s cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

9.20 Sole Benefit. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

9.21 Indemnification. Borrower will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney’s fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any “Proceedings” (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, “Proceedings” shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

9.22 JURY TRIAL WAIVER. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

10. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder. These conditions shall be in addition to, and not in replacement of, any of the conditions precedent contained in any of the other Loan Documents.

10.1 Manager’s Certificate. Receipt by Lender of a certificate from the Manager(s) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Member(s) or Manager(s) of Borrower incident hereto and that the Manager(s) of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Member(s) or Manager(s) of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance acceptable to Lender.

10.2 Good Standing Certificates. Receipt by Lender of a certificate of good standing with respect to Borrower and each Subsidiary from the secretaries of state of the state of organization of Borrower and of any state in which a Collateral location is situated, dated within thirty (30) days of the date hereof.

10.3 Guarantees. The Guarantees duly executed by the Guarantors, in a form satisfactory to the Lender in its sole discretion.

10.4 Loan Documents. Receipt by Lender of all the other Loan Documents, duly executed, in form and substance acceptable to Lender.

10.5 Financing Statements. Receipt by Lender of any Uniform Commercial Code financing statements respecting the Collateral as deemed necessary by Lender, duly executed by Borrower and each Subsidiary (if requested) in form and substance acceptable to Lender accompanied by Uniform Commercial Code searches acceptable to the Lender in all respects and accompanied by certificates of filing in all jurisdiction deemed necessary by the Lender.

10.6 Opinion of Counsel. Receipt by Lender of an acceptable opinion of counsel from independent legal counsel to SouthPeak.

10.7 No Default.  No Default Condition or Event of Default shall exist and Borrower shall in all respects be in compliance with all of the terms of the Loan Documents, as evidenced by its delivery of a certificate of no default to such effect, to be substantially in the form of Exhibit “B” attached hereto.

10.8 Telephone Instruction Letter. Receipt by Lender of a telephone instruction letter, concerning requests for advances under the Revolving Note, to be substantially in the form of Exhibit “C” attached hereto.

10.9 Other. Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender’s counsel may require in connection herewith.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LENDER:

SUNTRUST BANK

By:	(SEAL)
Name:
Title:

BORROWER:

SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company

By:	(SEAL)
Name:

SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company

By:	(SEAL)
Name:
Title:

FIRST ADDENDUM TO LOAN AGREEMENT

THIS FIRST ADDENDUM TO LOAN AGREEMENT (this “Addendum”), dated as of June 1, 2006, is made by SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (“SouthPeak”), SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company (“SouthPeak-UK”), jointly and severally (SouthPeak and SouthPeak-UK shall be referred to herein collectively or individually, whether one or more in number, as the “Borrower”), and provides as follows:

RECITALS:

A. The Borrower and SunTrust Bank (the “Bank”) are parties to that certain Loan Agreement dated December 16, 2005 pursuant to which the Bank agreed to provide a Revolving Line of Credit to the Borrower in the original principal amount of $5,000,000 (the “Loan Agreement”).

B. The Bank has agreed to modify the Limitations on the Revolving Loan pursuant to the Loan Agreement.

C. As a condition to modifying the limitations of the Revolving Loan, the Bank has required the Borrower to modify the Loan Agreement as set forth herein, and the Borrower executes this Addendum to amend the Loan Agreement as set forth below.

AMENDMENT:

The Loan Agreement is hereby amended as follows:

1. Section 2.1.2 of the Loan Agreement is hereby deleted in its entirety and this now Section 2.1.2 is substituted in its place:

2.1.2 Limitations on Revolving Loan. Notwithstanding anything contained in this Agreement to the contrary, including, without limitation, the provisions of the foregoing Section 2.1.1. the aggregate outstanding principal balance of Advances under the Revolving Loan (the “Total Outstandings”) at any one time shall not exceed the lesser of (a) the original principal amount of the Revolving Note, or (b) the Borrowing Base (hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Lender the amount of such excess within three (3) business days of receipt by Borrower of written notice of such excess from Lender. For purposes of this Agreement, the term “Borrowing Base” shall mean (i) from the date hereof until and including February 28, 2006, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $2,000,000.00; (ii) from and including March 1, 2006 until and including March 31, 2006, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $1,500,000.00; (iii) from and including April 1, 2006 until and including July 31, 2006, seventy-five percent (75%) of the net amount of Eligible Receivables, plus $750,000.00; and (iv) from and including August 1, 2006 until and including the Termination Date, seventy-five percent (75%) of the net amount of Eligible Receivables.

2. In all other respects, the Loan Agreement is hereby ratified and confirmed.

The Borrower has caused this Addendum to be duly executed and delivered by its proper and duly authorized representative as of the day and year first above written.

SOUTHPEAK INTERACTIVE, L.L.C.,
a Virginia limited liability company

By:	/s/ Terry M. Phillips	(SEAL)
Terry M. Phillips, Manager

SOUTHPEAK INTERACTIVE, LIMITED,
a United Kingdom limited company

By:	/s/ Greg Phillips	(SEAL)
Name:	Greg Phillips
Title:	Secretary

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SECOND ADDENDUM TO LOAN AGREEMENT

THIS SECOND ADDENDUM TO LOAN AGREEMENT (this “Addendum”), dated as of October 5, 2006, is made by SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (“SouthPeak”), SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company (“SouthPeak-UK”), jointly and severally (SouthPeak and SouthPeak-UK shall be referred to herein collectively or individually, whether one or more in number, as the “Borrower”), and provides as follows:

RECITALS:

A. The Borrower and SunTrust Bank (the “Bank”) are parties to that certain Loan Agreement dated December 16, 2005 pursuant to which the Bank agreed to provide a Revolving Line of Credit to the Borrower in the original principal amount of $5,000,000 (the “Loan Agreement”).

B. The Bank has agreed to modify the Limitations on the Revolving Loan pursuant to the Loan Agreement.

C. As a condition to modifying the limitations of the Revolving Loan, the Bank has required the Borrower to modify the Loan Agreement as set forth herein, and the Borrower executes this Addendum to amend the Loan Agreement as set forth below.

AMENDMENT:

The Loan Agreement is hereby amended as follows:

1. Within Section 1.1.1 of the Loan Agreement, under the definition of eligible receivables, number “xiv” is hereby deleted in its entirety and this new “xiv” is substituted in its place:

(xiv) With the exception of Wal-Mart, the Accounts of any single debtor of Southpeak (together with the Accounts of all Affiliates of such account debtor) shall be eligible only to the extent that they do not exceed thirty-five percent (35%) of the total Accounts to Southpeak. Wal-Mart Accounts shall not exceed fifty percent (50%) of the total Accounts to Southpeak. The Lender reserves the right to amend these limits as they feel appropriate.

2. In all other respects, the Loan Agreement is hereby ratified and confirmed.

The Borrower has caused this Addendum to be duly executed and delivered by its proper and duly authorized representative as of the day and year first above written.

SOUTHPEAK INTERACTIVE. L.L.C.,
a Virginia limited liability company

By:	/s/ Terry M. Phillips	(SEAL)
Terry M. Phillips, Manager

SOUTHPEAK INTERACTIVE. LIMITED,
a United Kingdom limited company

By:	/s/ Gregory R. Phillips	(SEAL)
Gregory R. Phillips, Director

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THIRD ADDENDUM TO LOAN AGREEMENT

THIS THIRD ADDENDUM TO LOAN AGREEMENT (this “Addendum”), dated as of January 31, 2007, is made by SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (“SouthPeak”), SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company (“SouthPeak-UK”), jointly and severally (SouthPeak and SouthPeak-UK shall be referred to herein collectively or individually, whether one or more in number, as “Borrower”), and SUNTRUST BANK (“Lender”), and provides as follows:

RECITALS:

A. Borrower and Lender are parties to that certain Loan Agreement dated December 16, 2005 pursuant to which Lender agreed to provide a Revolving Loan to Borrower in the original principal amount of $5,000,000 (as the same may have been amended from time to time, the “Loan Agreement”).

B. Lender has agreed to renew and extend the Revolving Loan on the terms and conditions set forth herein.

C. As a condition to renewing and extending the Revolving Loan, Lender has required Borrower to modify the Loan Agreement as set forth herein, and Borrower executes this Addendum to amend the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by reference, of the mutual convenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

AGREEMENT:

1. Defined Terms. This Addendum amends and supplements the Loan Agreement in certain respects. All capitalized words and terms used in this Addendum which are defined in the Loan Agreement shall have their defined meanings unless otherwise defined herein, which meanings shall be equally applicable to the singular and the plural forms of the words and terms defined.

2. Amendments. The Loan Agreement is hereby amended as follows:

a. The definition of “Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Termination Date” shall mean, with respect to the Revolving Loan, the earliest to occur of the following dates: (i) that date on which, pursuant to Section 7. Lender terminates the Revolving Loan (or the Revolving Loan is deemed automatically terminated) subsequent to the occurrence of an Event of Default; or (ii) April 30, 2008, or such later date as to which Lender may agree in writing from time to time hereafter.”

b. The definition of “Eligible Receivables” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (xiv) thereof and inserting in its place the following new clause (xiv):

“(xiv) With the exception of Wal-Mart, the Accounts of any single debtor of Southpeak (together with the Accounts of all Affiliates of such account debtor) shall be eligible only to the extent that they do not exceed thirty-five percent (35%) of the total Accounts of Southpeak. Wal-Mart Accounts shall be eligible only to the extent that they do not exceed fifty percent (50%) of the total Accounts of Southpeak. Lender reserves the right to amend these limits from time to time and as Lender may determine in Lender’s sole discretion.”

c. Section 2.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.2 Limitations on Revolving Loan. Notwithstanding anything contained in this Agreement to the contrary, including, without limitation, the provisions of the foregoing Section 2.1.1, the aggregate outstanding principal balance of Advances under the Revolving Loan (the “Total Outstandings”) at any one time shall not exceed the lesser of (a) the original principal amount of the Revolving Note, or (b) the Borrowing Base (hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Lender the amount of such excess within three (3) business days of receipt by Borrower of written notice of such excess from Lender. For purpose of this Agreement, the term “Borrowing Base” shall mean (i) from the date hereof until and including June 30, 2007, seventy-five percent (75%) of the net amount of Eligible Receivables. Plus $3,000,000.00; and (ii) from and including July1, 2007 until and including the Termination Date, seventy-five percent (75%) of the net amount of Eligible Receivables.”

d. The Loan Agreement is hereby amended by adding the following new Section 4.19:

“4.19 Minimum Personal Liquidity Covenant. Terry M. Phillips, Cathy S. Phillips, Gregory R. Phillips and Susan M. Phillips shall at all times own (free from Liens) a combined amount of cash and marketable securities valued at not less than Two Million and No Dollars ($2,000,000.00) Borrower shall provide to Lender, within twenty (20) days after the end of each calendar month (or at any other time reasonable requested by the Lender), copies of such accounts statements as Lender may request to evidence compliance with the foregoing financial covenant.”

3. Loan Renewal Fee. In addition to the payment of any amounts owed to Lender under Section 2.2.2 of the Loan Agreement, Borrower shall also be obligated to pay Lender a one-time loan fee equal to $25,000.00, which shall be due, payable and deemed earned as of the date of this Addendum.

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4. Ratification. Except as modified by this Addendum, the Loan Agreement is hereby ratified and reaffirmed in its entirety.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed as of the date first written above.

LENDER:

SUNTRUST BANK

By:		(SEAL)
Name:
Title:

BORROWER:

SOUTHPEAK INTERACTIVE, L.L.C.,
a Virginia limited liability company

By:	/s/ Terry M. Phillips	(SEAL)
Terry M. Phillips, Manager

SOUTHPEAK INTERACTIVE LIMITED,
a United Kingdom limited company

By:	/s/ Terry M. Phillips	(SEAL)
Terry M. Phillips, Director

By:	/s/ Gregory R. Phillips	(SEAL)
Gregory R. Phillips, Director

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FOURTH ADDENDUM TO LOAN AGREEMENT

THIS FOURTH ADDENDUM TO LOAN AGREEMENT (this “Addendum”), dated as of August 6, 2007, is made by SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (“SouthPeak”), SOUTHPEAK INTERACTIVE LIMITED, a United Kingdom limited company (“SouthPeak-UK”), jointly and severally (SouthPeak and SouthPeak-UK shall be referred to herein collective or individually, whether one or more in number, as “Borrower”), and SUNTRUST BANK (“Lender”), and provides as follows:

RECITALS:

A. Borrower and Lender are parties to that certain Loan Agreement dated December 16, 2005 pursuant to which Lender agreed to provide a Revolving Loan to Borrower in the original principal amount of $5,000,000 (as the same may have been amended from time to time, the “Loan Agreement”).

B. Lender has agreed to modify the Revolving Loan on the terms and conditions set forth herein.

C. As a condition to modifying the Revolving Loan, Lender as required Borrower to modify the Loan Agreement as set forth herein, and Borrower executes this Addendum to amend the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by reference, of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

AGREEMENT:

1. Defined Terms. This Addendum amends and supplements the Loan Agreement in certain respects. All capitalized words and terms used in this Addendum which are defined in the Loan Agreement shall have their defined meanings unless otherwise defined herein, which meanings shall be equally applicable to the singular and the plural forms of the words and terms defined.

2. Amendments. The Loan Agreement is hereby amended as follows:

a. The definition of “Guarantors” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Guarantors” shall mean, collectively: (i) Terry M. Phillips and Cathy S. Phillips; (ii) Gregory R. Phillips and Susan M. Phillips; (iii) Terry Phillips Sales, Inc., a Virginia corporation; (iv) Phillips Land, L.C., a Virginia limited liability company; and (v) C&K Development, LLC, a Virginia limited liability company.

b. The definition of “Revolving Loan” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan” shall mean that certain extension of credit from Lender to Borrower for general corporate and working capital purposes, in the maximum principal amount of Nine Million and No/100 Dollars ($9,000,000.00), evidenced by the Revolving Note, all as more particularly described in the Loan Documents.

c. The definition of “Revolving Note” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Note” shall mean the promissory note, dated even date herewith, as amended or supplemented from time to time, in the original principal amount of Nine Million and No/100 Dollars ($9,000,000.00), evidencing Borrower’s obligation to repay to Lender the Revolving Loan, together with interest together with any renewals, modifications or extensions thereof, in whole or in part.

d. Section 2.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.2 Limitations on Revolving Loan.

(a) Notwithstanding anything contained in this Agreement to the contrary, including, without limitation, the provisions of the foregoing Section 2.1.1, the aggregate outstanding principal balance of the Advances under the Revolving Loan (the “Total Outstandings”) at any one time shall not exceed the lesser of (a) the Maximum Loan Amount (hereinafter defined), or (b) the Borrowing Base (hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Lender the amount of such excess within three (3) business days of receipt by Borrower of written notice of such excess from Lender.

(b) For purposes of this Agreement, the term “Maximum Loan Amount” shall mean: (i) from the date hereof until and including October 31, 2007, $9,000,000.00; (ii) from and including November 1, 2007 until and including November 30, 2007, $6,500,000.00; and (iii) from and including December 1, 2007 until and including the Termination Date, $5,000,000.00.

(c) For purposes of this Agreement, the term “Borrowing Base” shall mean (i) from the date hereof until and including August 31, 2007, seventy-five percent (75%) of the net amount of Eligible Receivables, plus seventy-five percent (75%) of the amount of the Unencumbered Investment Portfolio (hereinafter defined), plus $2,179,000.00; and (ii) from and including September 1, 2007 until and including the Termination Date, sixty-five percent (65%) of the amount of Eligible Receivables.

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(d) For purposes of this Agreement, the term “Unencumbered Investment Portfolio” shall mean: (i) the fair market value of SunTrust Investment Services, Inc. Account No. DFL-088676; plus (ii) the fair market value of SunTrust Investment Services, Inc. Account No. WAP-007390; minus (iii) the outstanding loan balance on SunTrust Commercial Loan obligation No. 34432-67.

(e) Lender shall have the right to modify the dates set forth above in Lender’s sole discretion in the event of any delays in Borrower’s release of the “Two Worlds” video game.”

3. Real Property Collateral.

a. Borrower agrees that as additional security for the Obligations, Terry M. Phillips and Cathy S. Phillips (“Phillips”) shall execute and deliver to Lender one or more credit line deeds of trust of even date herewith, in form and substance satisfactory to Lender, from Phillips to the trustee or trustees named therein (the “Deeds of Trust”), which are to be recorded in the appropriate Circuit Court Clerk’s Office as a first priority lien against all of the rights, title and interests of Phillips in and to: (i) that certain real property located at 14101 Thorney Court, Midlothian, Virginia; (ii) that certain real property located at 1105 Beechnut Lane, Moneta, Virginia; (iii) that certain real property known as Thaxton Lots 8&9 at Smith Mountain Lake, Moneta, Virgina (collectively, the “Real Property”). Borrower covenants to Lender that from and after the date hereof, and so long as any amount remains unpaid on account of any of the Obligations or the Loan Agreement remains effective (whichever is the last to occur), Lender shall at all times have a first priority lien against all of the rights, title and interests of Phillips in and to the Real Property.

b. Lender shall be entitled to obtain, at Borrower’s sole expense an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Real Property and insuring the lien of the Deeds of Trust encumbering the Real Property. Such title insurance policy shall (i) provide coverage in an amount equal to the collective fair market value of the Real Property, (ii) insure Lender that the Deeds of Trust create a valid first priority lien on the Real Property encumbered thereby, free and clear of the exceptions from coverage other than standard exceptions and exclusions from coverage (as modified by the terms of any endorsements) and exceptions that do not affect the insurability or marketability of title or the value or use of the Real Property, (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender, its successors and assigns, as the insured. Should any title insurance commitment obtained by Lender reveal the existence of prior deeds of trust, judgment liens or other encumbrances that would cause the Deeds of Trust not to be a valid first priority lien on the Real Property encumbered thereby, Lender shall be entitled to (i) require Borrower to take such actions, at its sole expense, as are deemed necessary by Lender to remove such existing deeds of trust, judgment liens or other encumbrances, or (ii) require Borrower or one or more Guarantors to provide substitute collateral for the Real Property.

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4. Guaranty and Security Agreement of C&K. Borrower agrees that as additional security for the Obligations, C&K Development, LLC, a Virginia limited liability company (“C&K”) shall execute and deliver to Lender a Guaranty Agreement, Security Agreement and Assignment of Deed of Trust Note and Deed of Trust, and Notice Assignment of Deed of Trust Note, each of even date herewith and in form and substance satisfactory to Lender, to guarantee the Obligations and to assign to Lender all of C&K’s rights, title and interests in and to: (i) that certain Deed of Trust Note (the “C&K Note”) dated January 19, 2006 in the amount of $1,326,023.37 and made by Sabot Creek Development Group, LLC, a Virginia limited liability company (“SCDG”); and (ii) that certain Deed of Trust ( the “C&K Deed of Trust”) made by SCDG dated January 19, 2006 and recorded on January 20, 2006, as Instrument Number 060000313 in the Clerk’s Office, Circuit Court, Goochland County, Virginia. Borrower covenants to Lender that from and after the date hereof, and so long as any amount remains unpaid on account of any of the Obligations or the Loan Agreement remains effective (whichever is the last to occur),  Lender shall at all times have a first priority lien against all of the rights, title and interests of C&K in and to the C&K Note and the C&K Deed of Trust.

5. Examination. Without limiting the generality of Lender’s inspection rights under Section 4.4 of the Loan Agreement, Borrower agrees that Lender (or any person or persons designated by it) shall, at Borrower’s expense, conduct a field exam/audit of Borrower’s books, records and assets on or before September 21, 2007.

6. Commitment Fee. In addition to the payment of any amounts owed to Lender under Section 2.2.2 of the Loan Agreement, Borrower shall also be obligated to pay Lender a one-time commitment fee equal to $40,000.00, which sum shall be due and payable as follows: (a) $10,000.00 shall be paid as of the date of this Addendum; and (b) $30,000.00 shall be paid on or before October 31, 2007.

7. Reimbursement. Pursuant to Section 9.6 of the Loan Agreement, Borrower shall pay to Lender on demand all out-of-pocket costs and expenses that Lender pays or actually incurs in connection with this Addendum and the other Loan Documents executed in connection herewith, including, without limitation all title insurance premiums, recording and filing fees or taxes, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the Real Property, the Deeds of Trust, the C&K Note and the C&K Deed of Trust.

8. Ratification. Except as modified by this Addendum, the Loan Agreement is hereby ratified and reaffirmed in its entirety.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed as of the date first written above.

LENDER:

SUNTRUST BANK

By: __________________________________(SEAL)
Name: ______________________________________
Title: _______________________________________

BORROWER:

SOUTHPEAK INTERACTIVE, L.L.C.,
a Virginia limited liability company

By: __________________________________(SEAL)
Terry M. Phillips, Manager

SOUTHPEAK INTERACTIVE LIMITED
a United Kingdom limited company

By: __________________________________(SEAL)
Terry M. Phillips, Director

By: __________________________________(SEAL)
Gregory R. Phillips, Director

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